Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C.

SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Fred C. Schulte, Chief Executive Officer of Elgin National Industries, Inc., certify that:

1.	This quarterly report on Form 10-Q of Elgin National Industries, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Elgin National Industries, Inc.

/s/ FRED C. SCHULTE
Fred C. Schulte
Chief Executive Officer

Date: March 10, 2005